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                                                                    EXHIBIT 11.1

                            CELL THERAPEUTICS, INC.

                         (A DEVELOPMENT STAGE COMPANY)

            COMPUTATION OF NET LOSS AND PRO FORMA NET LOSS PER SHARE

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
                                              THREE MONTHS ENDED MARCH 31,
                                              -------------------------------
                                                   1997             1996
                                              --------------   --------------
     Net loss................................ $   (5,638,768)  $   (2,194,412)
                                              ==============   ==============
     Shares used in computation of net loss
      per share:
      Weighted average common shares out-
       standing..............................      5,302,804        4,933,744
                                              ==============   ==============
     Net loss per share...................... $        (1.06)  $        (0.44)
                                              ==============   ==============
     Pro forma:
      Net loss............................... $   (5,638,768)  $   (2,194,412)
                                              ==============   ==============
      Shares used in computation of net loss
      per share:
       Weighted average common shares out-
        standing.............................      5,302,804        4,933,744
       Weighted average common shares giving
        effect to conversion of convertible
        preferred stock to common stock at
        the time of preferred stock issu-
        ance.................................      4,572,240        2,834,549
                                              --------------   --------------
       Total.................................      9,875,044        7,768,293
                                              ==============   ==============
      Net loss per share..................... $        (0.57)  $        (0.28)
                                              ==============   ==============
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